Prudential Investment Portfolios, Inc. 14
Annual period ending 2/28/15
File No. 811-03712

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders

Results of Proxy Voting (Unaudited)
At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Investment Portfolios, Inc. 14, which is comprised of Prudential Floating Rate Income Fund and Prudential Government Income Fund (collectively, the "Funds"), approved the following proposal. Shareholders of all Funds voted together on the proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;

              SHARES VOTED    % OF VOTED    % OF TOTAL
FOR         98,911,703.453    98.497%       60.289%
WITHHELD       594,119.003     1.503%        0.920%

 (b) Kevin J. Bannon;

              SHARES VOTED    % OF VOTED    % OF TOTAL
FOR         98,968,163.125     98.640%       60.376%
WITHHELD       537,659.331      1.360%        0.833%

(c) Linda W. Bynoe;

              SHARES VOTED    % OF VOTED    % OF TOTAL
FOR         38,907,775.686     98.487%       60.283%
WITHHELD       598,046.770      1.513%        0.926%

(d) Keith F. Hartstein;

              SHARES VOTED    % OF VOTED    % OF TOTAL
FOR         38,968,893.377     98.641%       60.378%
WITHHELD       536,929.079      1.359%        0.831%

(e) Michael S. Hyland;

              SHARES VOTED    % OF VOTED    % OF TOTAL

FOR         38,935,269.434     98.556%       60.325%
WITHHELD       570,553.022      1.444%        0.884%

(f) Stephen P. Munn;

              SHARES VOTED    % OF VOTED    % OF TOTAL
FOR          38,931,469.746    98.574%       60.320%
WITHHELD        574,352.710     1.453%        0.889%

(g) James E. Quinn;

              SHARES VOTED    % OF VOTED    % OF TOTAL
FOR        38,969,613.740      98.643%        60.379%
WITHHELD      536,208.716       1.357%         0.830%

(h) Richard A. Redeker;

              SHARES VOTED    % OF VOTED    % OF TOTAL
FOR         38,919,746.116      98.517%     60.301%
WITHHELD       586,076.340       1.483%      0.908%

(i) Stephen G. Stoneburn;

              SHARES VOTED    % OF VOTED    % OF TOTAL
FOR          38,938,168.910    98.564%        60.330%
WITHHELD        567,653.546     1.436%         0.879%

(j) Stuart S. Parker;

              SHARES VOTED    % OF VOTED    % OF TOTAL
FOR         38,959,339.248     98.617%       60.363%
WITHHELD       546,483.208      1.383%        0.846%

(k) Scott E. Benjamin; and

              SHARES VOTED    % OF VOTED    % OF TOTAL
FOR         38,943,387.646     98.577%       60.338%
WITHHELD       562,434.810      1.423%        0.871%

(l) Grace C. Torres.

              SHARES VOTED    % OF VOTED    % OF TOTAL
FOR         38,946,611.191     98.585%       60.343%
WITHHELD       559,211.265      1.415%        0.866%

The special meeting of shareholders of the Prudential Government Income Fund (the "Fund") held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, and January 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on January 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.

                     SHARES VOTED    % OF VOTED    % OF TOTAL

FOR                  9,550,898.403    30.118%      18.003%
AGAINST                877,479.246     2.768%       1.654%
ABSTAIN                683,979.611     2.156%       1.289%
BROKER NON-VOTE     20,599,891.071    64.958%      38.829%

TOTAL               31,712,248.331   100.000%      59.775%

Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.

                     SHARES VOTED    % OF VOTED    % OF TOTAL

FOR                  9,045,495.844     28.524%      17.050%
AGAINST              1,290,404.765      4.070%       2.432%
ABSTAIN                776,456.901      2.448%       1.464%
BROKER NON-VOTE     20,599,890.821     64.958%      38.829%

TOTAL               31,712,248.331    100.000%      59.775%